UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020 (December 15, 2020)

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main Street, Suite 225

Irvine, California 92614

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2020, Terra Tech Corp. (the “Company”) entered into an Executive Employment Agreement (the “Knuettel Employment Agreement”) with Francis Knuettel II, appointing Mr. Knuettel as the Company’s Interim Chief Executive Officer and President. The Knuettel Employment Agreement, is for a term of six months. Mr. Knuettel’s compensation pursuant to the Knuettel Employment Agreement is One Hundred and Fifty Thousand Dollars ($150,000) and he is eligible to receive a cash performance bonus at the discretion of the Board of Directors. Mr. Knuettel was granted 200,000 fully-vested shares of the Company’s common stock (the “Common Stock”) and is entitled to an additional 200,000 fully-vested shares of Common Stock on the six-month anniversary of the Knuettel Employment Agreement; provided it has not been terminated prior to that date. Mr. Knuettel was also granted an option to purchase 600,000 shares of Common Stock with an exercise price equal to the closing price of the Common Stock on the trading day prior to the date of the Knuettel Employment Agreement pursuant to the terms of the Company’s 2018 Equity Incentive Plan, which will vest 50% on the three-month anniversary of the Knuettel Employment Agreement and 50% on the six-month anniversary of the Knuettel Employment Agreement; provided it has not been terminated prior to either such date. In addition, Mr. Knuettel is eligible to receive a bonus of 400,000 fully-vested shares of Common Stock and $40,000 upon closing of (A) a merger or consolidation of the Company or a subsidiary of the Company with another entity, or (B) the disposition by the Company of all or substantially all of the Company’s assets or the acquisition by the Company of all or substantially all of the assets of another entity entered into during the term of the Knuettel Employment Agreement, in each case with a transaction value of over $20,000,000 and approved by the Board of Directors, whether or not he is then an employee of the Company. Mr. Knuettel is eligible to participate in the Company’s 2018 Equity Incentive Plan, pursuant to which the Company may grant equity awards to its officers, directors and employees.

On December 21, 2020, the Company entered into an Executive Employment Agreement (the “Kenig Employment Agreement”) with Uri Kenig, appointing Mr. Kenig as the Company’s Interim Chief Operating Officer. The Kenig Employment Agreement, is for a term of six months. Mr. Kenig’s compensation pursuant to the Kenig Employment Agreement is Ninety Thousand Dollars ($90,000) and he is eligible to receive a cash performance bonus at the discretion of the Board of Directors. Mr. Kenig was granted 150,000 fully-vested shares of the Company’s common stock (the “Common Stock”) and is entitled to an additional 150,000 fully-vested shares of Common Stock on the six-month anniversary of the Kenig Employment Agreement; provided it has not been terminated prior to that date. Mr. Kenig was also granted an option to purchase 300,000 shares of Common Stock with an exercise price equal to the closing price of the Common Stock on the trading day prior to the date of the Kenig Employment Agreement pursuant to the terms of the Company’s 2018 Equity Incentive Plan, which will vest 50% on the three-month anniversary of the Kenig Employment Agreement and 50% on the six-month anniversary of the Kenig Employment Agreement; provided it has not been terminated prior to either such date. In addition, Mr. Kenig is eligible to receive a bonus of 200,000 fully-vested shares of Common Stock and $20,000 upon closing of (A) a merger or consolidation of the Company or a subsidiary of the Company with another entity, or (B) the disposition by the Company of all or substantially all of the Company’s assets or the acquisition by the Company of all or substantially all of the assets of another entity entered into during the term of the Kenig Employment Agreement, in each case with a transaction value of over $20,000,000 and approved by the Board of Directors, whether or not he is then an employee of the Company. Mr. Kenig is eligible to participate in the Company’s 2018 Equity Incentive Plan, pursuant to which the Company may grant equity awards to its officers, directors and employees.

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On December 18, 2020, the Company entered into an Amendment and Waiver Agreement (the “Amendment”) with Michael Nahass, formerly the Company’s Chief Executive Officer, President, and Chief Operating Officer, and a director, appointing Mr. Nahass as the Company’s Vice President of Operations.

There is no material relationship between the Company or its affiliates and Mr. Knuettel, Mr. Kenig or Mr. Nahass other than in respect of the transactions contemplated by the Knuettel Employment Agreement, the Kenig Employment Agreement and the Amendment.

The foregoing description of the Knuettel Employment Agreement, the Kenig Employment Agreement and the Amendment are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and which are incorporated by reference herein in their entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2020 the Board appointed Mr. Knuettel, age 54, as the Company’s Interim Chief Executive Officer and President. Mr. Knuettel was previously the Director of Capital and Advisory at Viridian Capital Advisors, a leading cannabis capital, M&A and strategic advisory firm, from 2020 until his appointment as the Company’s Interim Chief Executive Officer and President. Prior to that, Mr. Knuettel was the Chief Financial Officer of One Cannabis Group, Inc., a cannabis dispensary franchisor, from 2019 until 2020, the Chief Strategy Officer of MJardin Group, Inc., a vertically integrated, multi-country operator of legal cannabis assets, from 2018 until 2019, the Chief Financial Officer of Aqua Metals, Inc., a lead battery recycling company, in 2018, and the Chief Financial Officer of Marathon Patent Group, Inc., a patent enforcement and licensing company, from 2014 to 2018.

On December 21, 2020 the Board appointed Mr. Kenig, age 43, as the Company’s Interim Chief Operating Officer. Mr. Kenig was previously a Managing Partner at Alpha West Holdings, a venture capital firm, from November 2020 until his appointment as the Company’s Interim Chief Operating Officer. Prior to that, Mr. Kenig was a consultant with Record Consulting, a consulting firm, from April 2018 until December 2020, the Senior Vice President of Growth and Operations at Urbanspace, a company that curates immersive public markets, from May 2019 until April 2020, an Operating Partner at Garnett Station Partners, an investment firm focused on retail and consumer companies, from February 2016 until April 2019, and Vice President of Franchise Operations at Burger King Corporation, a multi-national restaurant chain, from September 2011 until January 2016.

Upon the appointment of Mr. Knuettel as Interim Chief Executive Officer and President, Mr. Nahass was removed from those positions, and upon the appointment of Mr. Kenig as Interim Chief Operating Officer, Mr. Nahass was removed from that position.

On December 15, 2020, the Board of Directors of the Company appointed Nicholas Kovacevich as Chairman of the Board and appointed the following directors to the following committees: Audit Committee - Steven J. Ross (Chair) and Mr. Kovacevich, Compensation Committee - Ira Ritter (Chair), Mr. Kovacevich, and Alan Gladstone, and Nominating Committee - Mr. Gladstone (Chair), Mr. Ross and Mr. Ritter.

The information disclosed in Item 1.01 is incorporated herein by reference.

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Item 8.01 Other Events

On December 21, 2020, the Company issued a press release announcing the appointment of Mr. Knuettel and Mr. Kenig. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Executive Employment Agreement between Terra Tech Corp. and Francis Knuettel II, dated December 18, 2020
10.2	Executive Employment Agreement between Terra Tech Corp. and Uri Kenig, dated December 21, 2020
10.3	Amendment and Waiver Agreement between Terra Tech Corp. and Michael Nahass, dated December 18, 2020
99.1	Press Release, dated December 21, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: December 21, 2020	By:	/s/ Francis Knuettel II
Francis Knuettel II
Chief Executive Officer

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